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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
GB&T Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501

April 11, 2005

Dear Fellow Shareholder:

        The annual meeting of shareholders of GB&T Bancshares, Inc. will be held on Tuesday, May 17, 2005 at 5:00 p.m. local time, at the GB&T Bancshares Operations Center, located at 1480 Jesse Jewell Parkway, Gainesville, Georgia for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

        Enclosed with this letter is a copy of our 2004 Annual Report, a Notice of the Annual Meeting, our Proxy Statement, and a proxy card. The Proxy Statement contains information about actions to be taken at the meeting. We encourage you to review these materials so you will be informed about the matters that will be considered at the meeting.

        To ensure that your shares are voted at the meeting, please complete, date, sign, and return the proxy card in the enclosed postage-paid envelope at your earliest convenience. Every shareholder's vote is important, no matter how many shares you own.

        We encourage you to attend our annual meeting of shareholders. We look forward to your continued support and another good year in 2005.

Very truly yours,

Philip A. Wilheit, Chairman of the Board of Directors

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on May 17, 2005

        The 2005 Annual Meeting of Shareholders (the "Annual Meeting") of GB&T Bancshares, Inc. (the "Company") will be held at the GB&T Bancshares Operations Center, located at 1480 Jesse Jewell Parkway, Gainesville, Georgia, on Tuesday, May 17, 2005, at 5:00 p.m., local time, for the following purposes:

  1.
  to elect 13 directors to constitute the Board of Directors to serve until the next annual meeting and until their successors are elected and qualified; and

  2.
  to consider such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

        The Board of Directors has set March 22, 2005 as the record date for the Annual Meeting. Only shareholders of record at the close of business on the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement and proxy card solicited by the Board of Directors are enclosed herewith. Please sign, date and return the proxy card promptly in the enclosed business reply envelope. If you attend the Annual Meeting, you may, if you wish, withdraw your proxy and vote in person.

        Also enclosed herewith is the Company's 2004 Annual Report, which contains financial data and other information about the Company.

By Order of the Board of Directors

Richard A. Hunt President and Chief Executive Officer

Gainesville, Georgia
April 11, 2005

        YOUR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE BY COMPLETING, SIGNING AND MAILING THE ENCLOSED PROXY CARD TO THE COMPANY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE. YOUR PROXY MAY BE REVOKED, IF YOU CHOOSE, AT ANY TIME PRIOR TO THE VOTE BEING TAKEN AT THE ANNUAL MEETING.

GB&T BANCSHARES, INC.
500 Jesse Jewell Parkway, S.E.
Gainesville, Georgia 30501
(770) 532-1212

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To be held on May 17, 2005

SOLICITATION OF PROXIES

        This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation by the Board of Directors of GB&T Bancshares, Inc., a Georgia corporation (the "Company"), of proxies from the shareholders of the Company for use at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 17, 2005 at 5:00 p.m., local time, at the GB&T Bancshares Operations Center, located at 1480 Jesse Jewell Parkway, Gainesville, Georgia, or any adjournment or postponement thereof. The Company operates through its subsidiary banks, which include Gainesville Bank & Trust, Community Trust Bank, United Bank & Trust, HomeTown Bank of Villa Rica, First National Bank of the South, and First National Bank of Gwinnett (collectively, the "Banks"), and through its finance subsidiary, Community Loan Company.

        In addition to this solicitation by mail, the officers and employees of the Company and its subsidiaries, without additional compensation, may solicit proxies in favor of the proposals if deemed necessary, by personal contact, letter, telephone or other means of communication. Brokers, nominees and other custodians and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the shares of common stock of the Company where appropriate, and the Company will reimburse them for their reasonable expenses incurred in connection with such transmittals. The costs of solicitation of proxies for the Annual Meeting will be borne by the Company.

        At the Annual Meeting, shareholders will be asked to vote upon a proposal to elect 13 directors who will serve a one-year term that will expire when their successors are elected and qualified at the next annual meeting.

        This Proxy Statement and the enclosed proxy card are being mailed to the Company's shareholders on or about April 11, 2005.

REVOCATION OF PROXIES

        The enclosed proxy card is for use at the Annual Meeting if a shareholder is unable to attend the Annual Meeting in person or wishes to have his or her shares voted by proxy, even if he or she attends the Annual Meeting. The Board of Directors encourages each shareholder to personally attend the Annual Meeting, even if he or she has returned a proxy, which may be revoked by attending the Annual Meeting and voting in person. A shareholder may also revoke his or her proxy at any time before the shares it represents are voted at the Annual Meeting, by delivering either a written revocation or a duly executed proxy bearing a later date to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503, or by hand-delivery to the main office of the Company at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia, to the attention of Alan A. Wayne, Secretary.

        Proxies in the accompanying form, duly executed and returned to the Company, and not revoked, will be voted at the Annual Meeting unless the shareholder attends the Annual Meeting and votes in person. Proxies received by the Company will be voted in accordance with the instructions given on the enclosed form of proxy. If a proxy is signed and no specification is made, the shares represented by the proxy will be voted in favor of the proposals described in this Proxy Statement and in accordance with the best judgment of the persons exercising the proxy with respect to any other matters properly presented for action at the Annual Meeting or at any adjournment or postponement thereof.

VOTING AND OUTSTANDING STOCK

        Only shareholders of record at the close of business on March 22, 2005, the record date, will be entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 11,785,109 shares of common stock, no par value per share, of the Company issued and outstanding. The common stock is the only outstanding class of equity securities of the Company.

        A quorum for the transaction of business at the Annual Meeting consists of the holders of the majority of the outstanding shares of common stock of the Company entitled to vote at the Annual Meeting present in person or represented by proxy. Abstentions will be treated as present for purposes of determining a quorum. Shares held by a broker as nominee (i.e., in "street name") that are represented by proxies at the Annual Meeting, but that the broker fails to vote on one or more matters as a result of incomplete instructions from a beneficial owner of the shares ("broker non-votes"), will also be treated as present for quorum purposes. Each share of common stock of the Company is entitled to one vote on each matter to come before the Annual Meeting.

        With respect to Proposal One, the directors will be elected by the affirmative vote of a majority of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting. An abstention or broker non-vote would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the shares of the Company's common stock owned as of March 31, 2005, (i) by each person known to the Company who beneficially owned more than 5% of the shares of the Company's common stock, (ii) by each of the Company's directors and the executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement, and (iii) by all of the Company's directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Larry B. Boggs	87,427	(3)	*
Lowell S. (Casey) Cagle	18,635	(4)	*
Dr. John W. Darden	161,773	(5)	1.37
William A. Foster, III	88,956	(6)	*
Bennie E. Hewett	91,537	(7)	*
Richard A. Hunt	107,414	(8)	*
James L. Lester	79,874	(9)	*
John E. Mansour	57,545	(10)	*
Dr. T. Alan Maxwell	70,358	(11)	*
James H. Moore	11,781	(12)	*
Samuel L. Oliver	90,679	(13)	*
Alan A. Wayne	27,564	(14)	*
Philip A. Wilheit	207,818	(15)	1.76
Gregory L. Hamby	28,254	(16)	*

All directors and executive officers as a group (14 persons)	1,129,615		9.48%

*
Represents less than 1% of the Company's outstanding shares.

(1)
Under the rules of the U.S. Securities and Exchange Commission (the "SEC"), a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities that such person has the right to acquire beneficial ownership of within 60 days. Except as otherwise indicated, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The information as to beneficial ownership has been furnished by the respective persons listed in the above table.

(2)
Based on 11,789,922 shares outstanding as of March 31, 2005. Shares underlying outstanding stock options or warrants exercisable within 60 days of such date are deemed to be outstanding for purposes of calculating the percentage owned by such holder.

(3)
Includes 131 shares owned by B&W Properties Inc. and 6,685 shares owned by Benchmark International Inc. Mr. Boggs is President of both entities. Also includes currently exercisable options to purchase 3,500 shares.

(4)
Includes currently exercisable options to purchase 9,800 shares.

(5)
Includes 13,437 shares owned by Dr. Darden's wife, and an aggregate of 57,041 shares which are held in two individual retirement accounts for Dr. Darden's benefit.

(6)
Includes 26,544 shares held in an individual retirement account for Mr. Foster's benefit. Also includes currently exercisable options to purchase 12,969 shares.

(7)
Includes 1,716 shares held by Mr. Hewett's children, an aggregate of 10,968 shares held in individual retirement accounts for Mr. Hewett's benefit, 47,516 shares held by Citizens Family Partnership, 11,954 shares held by Life of Georgia Credit Reinsurance, and 10,663 shares held by Citizen Reinsurance. Mr. Hewett shares voting power over the shares held by his children. Mr. Hewett shares investment and voting power over the shares held by Citizens Family Partnership. Also includes currently exercisable options to purchase 7,813 shares.

(8)
Includes 24,168 shares held in an individual retirement account for Mr. Hunt's benefit. Also includes currently exercisable options to purchase 11,750 shares, 2,401 shares held by his spouse and 781 shares owned jointly with his mother.

(9)
Includes 43,267 shares owned by J.L. Lester and Son and 276 shares owned by Mr. Lester and Beth Lester as joint tenants. Includes 16,314 shares held in an individual retirement account for Mr. Lester's benefit. Also includes currently exercisable options to purchase 3,500 shares.

(10)
Includes 2,760 owned jointly by Mr. Mansour and his wife, 520 shares held by his wife, 828 shares held by his son, 828 held by his daughter, and currently exercisable options to purchase 27,600 shares.

(11)
Includes 34,153 shares held in an individual retirement account for Dr. Maxwell's benefit and 2,377 shares held in an individual retirement account for his wife's benefit. Also includes 2,351 shares held by Dr. Maxwell's mother, for whom he serves as co-legal guardian.

(12)
Includes 679 shares held by wife and 387 shares held in an individual retirement account for Mr. Moore's benefit. Also includes currently exercisable options to purchase 3,500 shares.

(13)
Includes 15,718 shares owned by Mr. Oliver's wife, 55,562 shares held by the Hulsey Oliver & Mahar 401(k) Plan for the benefit of Mr. Oliver, and 312 shares held by the Hulsey & Oliver Building Company, for which Mr. Oliver is a 50% partner. Also includes currently exercisable options to purchase 4,619 shares. Does not include 1,722 shares held by Mr. Oliver's son, for whose shares he disclaims beneficial ownership.

(14)
Includes 1,963 shares owned by Mr. Wayne's wife. Also, includes currently exercisable options to purchase 7,813 shares, 531 shares held in an individual retirement account for Mr. Wayne's benefit and 62 shares held in an individual retirement account for Mr. Wayne's wife's benefit.

(15)
Includes 14,696 shares owned by Mr. Wilheit's wife and 7,684 shares held by the Wilheit Family Properties. Mr. Wilheit shares investment and voting power over the shares held by Wilheit Family Properties. Also includes currently exercisable options to purchase 7,813 shares.

(16)
Includes currently exercisable options to purchase 19,375 shares. Includes 270 shares held by Mr. Hamby's children and 312 shares which are held in an individual retirement account for Mr. Hamby's benefit. Mr. Hamby shares investment and voting power over the shares held by his children.

PROPOSAL ONE:
ELECTION OF DIRECTORS
(Item 1 on the Proxy Card)

        The bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than 25 persons, the exact number within such minimum and maximum limits to be fixed and determined from time-to-time by resolution of a majority of the Board of Directors. The Board of Directors may increase or decrease the number of directors by not more than two in any one year so long as such increase or decrease does not place the number of directors at less than five nor more than 25. The Board of Directors currently consists of 13 members. At the Annual Meeting, a shareholder cannot vote for a greater number of persons for director than the number of nominees named in this Proxy Statement, which is 13 members.

        For purposes of the Annual Meeting, the directors will be elected by the affirmative vote of a majority of the shares of common stock represented in person or by proxy, so long as a quorum is present at the meeting. A quorum is present when the holders of a majority of the shares outstanding on the record date are present at a meeting in person or are represented by proxy. An abstention or broker non-vote would not be considered to be one of the "votes cast" for purposes of the first sentence of this paragraph, but would be included in determining whether a majority of the outstanding shares is represented for determining whether a quorum is present at a meeting.

        Each proxy card executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the proxy will be voted for the election of the nominees named below to constitute the entire Board of Directors. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the proxy be voted for more than 13 substitute nominees.

        The Board of Directors has nominated and recommends to the Company's shareholders the election of each of the nominees set forth below as a director of the Company until the next annual meeting of shareholders, or until his successor is duly elected and qualified. All of the nominees are currently directors of the Company. If any nominee is unable to serve as a director, shares represented by proxy will be voted in favor of such nominee as the Board may adopt as a substitute by majority vote of the Board. At this time, the Board knows of no reason any nominee will be unable to serve as a director.

        Set forth below are the names of each nominee for election to a term as a director and to serve until the 2006 annual meeting of shareholders, or until his successor is duly elected and qualified. It is the intention of the persons designated in the proxy card to vote for the election of the nominees listed below.

Larry B. Boggs Dr. John W. Darden Bennie E. Hewett James L. Lester Dr. T. Alan Maxwell Samuel L. Oliver Philip A. Wilheit	Lowell S. (Casey) Cagle William A. Foster, III Richard A. Hunt John E. Mansour James H. Moore Alan A. Wayne

        The following are the names and ages of the nominees, the year each individual began continuous service as director of the Company and the business experience of each, including principal occupations, at present and for at least the past five years.

Name, Age and Term as Director	Principal Occupation for Last Five Years and Other Directorships
Larry B. Boggs, age 69 Director since 2002	Mr. Boggs has been in the business of developing and building residential and commercial property in the Atlanta area since 1972. He is President of Benchmark Homes Inc., Benchmark United Inc., Benchmark Enterprises Inc., Benchmark Century Inc., B&W Properties Inc., and is affiliated with Benchmark International Realty Inc., International Building Supply Inc., Tanyard Properties Inc., and Villa West Industrial LLC. All of the companies listed are involved in different phases of the construction industry including sales and supply activities. Mr. Boggs became a director of the Company in connection with the Company's acquisition of HomeTown Bank of Villa Rica. Mr. Boggs also serves as Chairman of HomeTown Bank of Villa Rica Board.
Lowell S. (Casey) Cagle, age 38 Director since 2004
Mr. Cagle is the owner and President of Casey Cagle Properties, LLC and a Georgia State Senator for the 49th District. He served as Chairman of the Board of Southern Heritage Bancorp and Southern Heritage Bank from Southern Heritage's inception in 1998 until GB&T's acquisition of Southern Heritage in 2004.
Dr. John W. Darden, age 59 Director since 1987
Dr. Darden is a retired medical doctor, having practiced surgery in Gainesville, Georgia for 25 years. Prior to September 2001, Dr. Darden was a partner in Northeast Georgia Surgical Associates, where he practiced as a surgeon, a position he held for approximately 30 years.
William A. Foster, III, age 60 Director since 2001
Since 1992, Mr. Foster has served as Superior Court Judge for the Paulding Circuit, State of Georgia. On February 1, 2005, Mr. Foster became a Senior Judge of the Superior Courts of Georgia. Mr. Foster was a director of Community Trust Financial Services Corporation until that company was acquired by the Company on June 30, 2001. Mr. Foster is Chairman of the Board of Directors of Community Trust Bank, which became a subsidiary of the Company in connection with its acquisition of Community Trust Financial Services Corporation. In addition, Mr. Foster served as the Chairman of the Board of Directors of Community Loan Company until June 30, 2001, when that company was acquired by the Company.

Bennie E. Hewett, age 66 Director since 1987
Prior to 2002, Mr. Hewett was President of Capital Loan Company of Gainesville, Inc. In addition, from 1987 until 2002, Mr. Hewett served as Chairman of the Board of Delta Management Company, a sole proprietorship, which operated a chain of consumer finance companies located in Georgia, South Carolina, Texas and Louisiana. Presently, he is president and owner of Capital Assets, Inc., which invests in real estate, media and various other ventures.
Richard A. Hunt, age 60 Director since 1987
Mr. Hunt is President and Chief Executive Officer of the Company, and also serves as Chief Executive Officer of Gainesville Bank & Trust, positions he has held since July 1987. Mr. Hunt also serves on the Boards of United Bank & Trust, Community Trust Bank, Gainesville Bank & Trust, HomeTown Bank of Villa Rica and Community Loan Company.
James L. Lester, age 59 Director since 2000
Mr. Lester is President of JL Lester & Son, Inc., an investment company, and has been Vice President of Sales for EBY-Brown, a food distributorship, located in Rockmart, Georgia, since 1998. Prior thereto, Mr. Lester was President of JL Lester & Son, Inc., a food distributorship.
John E. Mansour, age 53 Director since 2005
Mr. Mansour was the Chairman of FNBG Bancshares until its merger with GB&T in March of 2005. Mr. Mansour is the President of Berkeley Enterprises, Inc., a real estate investment company, and is an investor or partner in several other business ventures. A registered pharmacist with a degree from the University of Georgia, he worked in medical sales, managed health care facilities and eventually owned and later sold a health care company.
Dr. T. Alan Maxwell, age 56 Director since 2003
Dr. Maxwell is the owner and President of T. Alan Maxwell, D.D.S., P.C., a general dentistry practice in Milledgeville, Georgia. He was an organizer in 1989 of First National Bank of Baldwin County, which changed its name to First National Bank of the South, and has served as a director since 1989. Dr. Maxwell became a director of the Company in connection with its acquisition of First National Bank of the South in August 2003.
James H. Moore, age 58 Director since 2003
Mr. Moore is President of Sidney O. Smith, Inc., an independent insurance agency and has been employed with Sidney O. Smith, Inc. since 1973. He is also President of Southern Premium Finance, Inc., a company that finances premiums generated by Sidney O. Smith, Inc. Mr. Moore has served as a director of Gainesville Bank & Trust since June 1998.
Samuel L. Oliver, age 62 Director since 1987
Mr. Oliver is Vice Chairman of the Company and Gainesville Bank & Trust. He is a practicing attorney and partner in the law firm of Hulsey, Oliver & Mahar, LLP, which has served as legal counsel to the Company since its organization. Mr. Oliver has been a member of Hulsey, Oliver & Mahar, LLP since 1969. Mr. Oliver serves on the Boards of Gainesville Bank & Trust and Community Loan Company.

Alan A. Wayne, age 62 Director since 1992
Mr. Wayne is Secretary of the Company. Mr. Wayne is a partner in Wayne Co. Development, the President of Wayne Brothers, Inc. and the President of Chattahoochee Parks, Inc. All are commercial real estate development companies. Mr. Wayne has held positions with these businesses or their predecessors for more than five years.
Philip A. Wilheit, age 60 Director since 1987
Mr. Wilheit is Chairman of the Board of Directors of the Company and of Gainesville Bank & Trust. Mr. Wilheit has served as President of Wilheit Packaging, LLC, a distributor of packaging material and paper-related products since 1999. Mr. Wilheit also serves as President of Marketing Images, a corrugated paper products company.

        There are no family relationships between any director, executive officer or nominee for director of the Company or any of its subsidiaries.

CORPORATE GOVERNANCE

Independence of Board of Directors

        The business and affairs of the Company are under the direction of the Company's Board of Directors. The Board of Directors has determined that the majority of the Board is comprised of "independent directors" within the meaning of the applicable listing standards of the Nasdaq Stock Market. The independent directors are: Mr. Boggs, Dr. Darden, Mr. Foster, Mr. Hewett, Mr. Lester, Dr. Maxwell, Mr. Wilheit, Mr. Moore and Mr. Wayne. Although the Board has not officially determined their status as "independent directors," the Company anticipates that the Board will so determine that its two newest directors, Mr. Cagle and Mr. Mansour, are independent as well.

        To be considered independent, the director (or a family member of the director) cannot:

  •
  have been employed by the Company or a subsidiary in the last three years;

  •
  have accepted, in the last three years, any payments from the Company or a subsidiary in excess of $60,000 during any twelve-month period, other than the following:

  •
  compensation for board or board committee service;

  •
  payments arising solely from investments in the Company's securities;

  •
  compensation paid to a family member who is a non-executive employee of the company or a subsidiary of the company;

  •
  benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  •
  loans from a financial institution where the loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public, and did not involve more than a normal degree of risk or other unfavorable factors;

  •
  payments from a financial institution in connection with the deposit of funds or the financial institution acting in an agency capacity, provided such payments were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with the general public;

  •
  have, during the past three years, been employed by the Company or by any subsidiary of the company as an executive officer;

  •
  be a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made or received payments for property or services in the current or any of the past three fiscal years exceeding 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

  •
  payments arising solely from investments in the company's securities; or

  •
  payments under non-discretionary charitable contribution matching programs.

  •
  be an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of the other entity; or

  •
  be a partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

        Under the bylaws of the Company, the Board of Directors has the authority to elect one or more Emeritus Directors on an annual basis. The Board of Directors elected Messrs. Abit Massey, Don Carter, John Mansfield, and Grady Coleman, all of whom were organizing directors of the Company and its predecessor, Gainesville Bank & Trust. While Emeritus Directors have no vote or legal responsibility, all Emeritus Directors are interested in the Company's performance and regularly attend Board meetings.

Meetings of the Board of Directors and Committees

        The Company's Board of Directors held eight meetings during the fiscal year ended December 31, 2004. All directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of which the director is a member.

        The Company has not adopted a formal policy on Board members' attendance at annual meetings of shareholders; although they are encouraged to attend. All then-serving members of the Board attended the 2004 annual meeting of shareholders.

        The Board of Directors has a standing Executive Committee comprised of four directors. The primary purpose of the Executive Committee is to act on behalf of the full Board between regularly scheduled Board meetings, identify and recommend individuals to the Board for nomination as members of the Board and its committees and assist the Board in developing and implementing corporate governance principles. During 2004, the Executive Committee met 10 times. Current members of the Executive Committee are Messrs. Wilheit, Oliver, Wayne and Hunt.

        The Board of Directors has a standing Compensation Committee comprised of four directors. The Compensation Committee is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. During 2004, the Compensation Committee met twice. Current members of the Compensation Committee are Messrs. Wilheit, Oliver, Wayne and Foster.

        The Board of Directors has a standing Audit Committee, composed of Messrs. Moore, Hewett, Wilheit, and Darden. The Audit Committee held 10 meetings during the fiscal year ended December 31, 2004. The Audit Committee, among other things, recommends to the Board of Directors the engagement of the independent accountants of the Company and reviews the scope and results of the audits and the internal accounting controls of the Company and its subsidiary banks. The Audit Committee has selected and retained Mauldin & Jenkins, LLC ("M&J") as the Company's independent public accountants for the fiscal year ending December 31, 2005. M&J also acted in such capacity during the fiscal year ended December 31, 2004. The Board of Directors, has determined that

Messrs. Moore, Hewett, Wilheit and Darden are "independent" as required by applicable listing standards of the Nasdaq Stock Market.

        The Board currently does not have a standing nominating committee and does not believe that it is currently necessary to have such a committee, as it believes that the functions of a nominating committee can be adequately performed by its independent Board members. The Board, which consists of a majority of independent directors, reviews on an as-needed basis, the qualifications of any recommended candidates for membership to the Board. Following appropriate review, the Board ascertains the willingness of selected individuals to serve and extends invitations to be nominated to serve as a Board member.

        The Board has not adopted a formal policy or process for identifying or evaluating nominees but informally solicits and considers recommendations from a variety of sources, including other directors, members of the community, customers, and shareholders of the Company, and professionals in the financial services and other industries. Similarly, the Board does not prescribe any qualifications or skills that a nominee must possess, although it considers business and banking industry experience, record of service on the Board of Directors, standing in the communities served by the Company, availability for service as a director, and any other skills possessed by the individual.

        In its capacity as the nominating committee, the Board will accept for consideration shareholders' nominations for directors if made in writing by a shareholder entitled to vote in the election of directors. To be timely for the 2006 annual meeting of shareholders, the notice must be received within the time frame set forth in "Shareholder Proposals for Inclusion in Next Year's Proxy Statement" on page 19 of this Proxy Statement. To be in proper form, at a minimum, the notice must include each nominee's written consent to be named as a nominee and to serve, if elected, and detailed information about the shareholder making the nomination and the person nominated for election.

Executive Sessions of Independent Directors

        Our non-management, independent directors meet without management as needed prior to or following each regular meeting of the Board, and the Chairman of the Board may call for a meeting of non-management directors at any special meeting of the Board.

Code of Ethics

        The Company's Code of Ethics (the "Code"), as amended on April 17, 2004, applies to all of our directors, executive officers and employees. The Code is available on our website at www.gbt.com under the heading "Investor Relations" and "Governance Documents." We intend to disclose any amendments to our Code, and any waiver from a provision the Code granted to our principal executive officer, principal financial and accounting officer or persons performing similar functions on our website within four business days following such amendment or waiver.

Shareholder Communications to Board

        The Company encourages shareholder communication with the Board of Directors. Any shareholder who wishes to communicate with the Board or with any particular director, including any independent director, may send a letter to the Secretary of the Corporation at 500 Jesse Jewell Parkway, S.E., Gainesville, Georgia 30501, and the Secretary will pass the unopened letter to the Board or particular director. Any communication should indicate that you are a Company shareholder and clearly specify that it is intended to be made to the entire Board or to one or more particular director(s).

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee are Messrs. Wilheit, Oliver, Wayne and Foster. Mr. Oliver is a partner in the law firm of Hulsey, Oliver & Mahar, LLP, which firm served as legal counsel to the Company during the fiscal year ended December 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own 10% or more of the registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and 10% shareholders are required by regulations of the SEC to furnish the Company with copies of all of the forms they file under Section 16(a) of the Exchange Act.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2004, all directors, officers and 10% shareholders complied with all filing requirements under Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

        The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth each executive officer of the Company by name, the year first elected as an officer of the Company, position with the Company, and business experience for the past five years.

Name	Age	Year First Elected	Business Experience
Richard A. Hunt	60	1987	Additional biographical information regarding Mr. Hunt, who is also a director, can be found under the heading of this proxy statement entitled "Proposal One: Election of Directors."
Gregory L. Hamby	50	1996
			Mr. Hamby is the Executive Vice President and Chief Financial Officer of the Company and Gainesville Bank & Trust. Previously, he served as Senior Vice President of the Company and Gainesville Bank & Trust, and from 1995 to 1996 he served as Vice President and Accounting Manager of Gainesville Bank & Trust. Mr. Hamby was elected to the Board of First National Bank of the South in October 2003.

EXECUTIVE COMPENSATION

        The following table sets forth certain information for each of the Company's last three fiscal years concerning compensation paid by the Company to its President and Chief Executive Officer, and any other executive officers of the Company who earned over $100,000 in salary and bonus during the fiscal year ended December 31, 2004.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)	Other Annual Compensation ($)	Securities Underlying Options (#)	All Other Compensation ($)
Richard A. Hunt, President and Chief Executive Officer	2004 2003 2002	220,000 200,000 140,000	199,017 137,434 81,608	— — —	— — 20,000	52,976 46,445 54,634	(2) (3) (4)
Gregory L. Hamby, Executive Vice President and Chief Financial Officer	2004 2003 2002	145,000 130,000 116,000	68,412 54,974 29,000	— — —	— — —	14,999 7,155 8,039	(5) (6) (6)

(1)
The executive officers of the Company participate in an incentive compensation plan that provides for discretionary annual bonuses. Under their incentive compensation arrangement, the amount of the discretionary annual bonus is determined by a pre-set formula established by the Board of Directors based upon performance measures of the Company.

(2)
Includes $9,225 in 401(k) match, $617 auto allowance, $4,534 social club dues, and $38,600 in director's fees.

(3)
Includes $9,000 in 401(k) match, $4,345 social club dues and $33,100 in director's fees.

(4)
Includes $12,000 in 401(k) match, $378 auto allowance, $3,756 social club dues, and $38,500 in director's fees.

(5)
Includes $8,999 in 410(k) match and $6,000 in director's fees (First National Bank of the South).

(6)
Represents 401(k) match for the year.

The Stock Option Plan of 1997

        The Stock Option Plan of 1997 (the "Plan") authorizes the grant of stock options to officers, directors and key employees of the Company. The Plan was amended by the shareholders of the Company at the 2004 Annual Meeting to increase the number of shares reserved thereunder from 700,000 to 1,200,000. As a result of the five-for-four stock split effected in the form of a stock dividend on June 18, 2004, the number of shares reserved under the Plan is now 1,500,000. The Plan provides for the grant of options at the discretion of the Board of Directors. Under the Plan, the Board of Directors may award both incentive and non-qualified stock options. Stock options granted pursuant to the Plan expire on or before the date which is the tenth anniversary of the date the option is granted, or until the expiration of 30 days from the date on which the person to whom they were granted ceases to be employed by the Company or the Banks. As of March 31, 2005, options to acquire an aggregate of 694,462 shares of Company common stock had been granted under the Plan.

Option Grants Table

        None of the named executive officers received option grants during the year ended December 31, 2004.

Option Exercise and Fiscal Year-End Option Value Table

        The following table sets forth certain information regarding the exercise of stock options during the fiscal year ended December 31, 2004 by the persons named in the Summary Compensation Table and the value of options held by such persons at the end of such fiscal year.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
Individual Grants

			Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Richard A. Hunt	9,250	124,310	22,250/33,750	344,430/522,450
Gregory L. Hamby	1,875	27,675	19,375/11,875	299,925/183,825

(1)
Market value of underlying securities at December 31, 2004 ($24.14), minus the option exercise price of $8.64.

Change of Control Employment Agreements

        In August 1996, the Company and Richard A. Hunt, the Company's President and Chief Executive Officer, entered into an Employment Agreement. The Employment Agreement, as amended in 2002, becomes effective only upon a Change in Control of the Company, and continues for a term of three years thereafter. During the term of the Employment Agreement, Mr. Hunt would be entitled to receive, among other benefits, an annual salary equal to at least the average of the base compensation (base salary and incentive bonus) paid to Mr. Hunt by the Company for the three calendar years preceding the Change in Control. Upon a Change in Control, the Employment Agreement may be terminated by the Company for cause. If the Employment Agreement is terminated by the Company other than for cause, the Company would be required to pay Mr. Hunt a sum equal to the base salary he would otherwise be entitled to receive for the remaining term of the Employment Agreement. Upon a Change in Control, Mr. Hunt may terminate the Employment Agreement with two weeks notice to the Company.

        In April 2001, the Company and Gregory L. Hamby, the Company's Executive Vice President and Chief Financial Officer, entered into an Employment Agreement. The Employment Agreement with Mr. Hamby, as amended in 2002, has substantially the same terms and conditions as the Company's Employment Agreement with Mr. Hunt, except that Mr. Hamby's agreement is effective for two years after a Change of Control of the Company.

        A "Change in Control" of the Company is defined in each Employment Agreement to include, with certain exceptions:

  •
  the closing of any transaction, whether by merger, consolidation, asset sale, tender offer, reverse stock split or otherwise, which results in the acquisition of beneficial ownership by any person, entity or group (other than members of the board of directors of the Company serving as of August 12, 1996) or other persons or entities acting in concert, of at least 50% of the outstanding shares of common stock; or

  •
  the closing of the sale of all or substantially all of the assets of the Company.

Director Compensation

        During 2004, the members of the Board of Directors of the Company received fees for attendance at Company Board meetings in the amount of $1,000 per meeting attended, $300 for each Audit Committee meeting attended, and $200 for each other Board committee meeting attended.

REPORT OF COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The following report is provided to shareholders by the members of the Compensation Committee of the Board of Directors.

        The Compensation Committee, comprised of four directors, has been responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company has designed its compensation programs to provide a competitive level of total compensation and to include incentive and equity ownership opportunities linked to its performance and shareholder return.

Compensation Philosophy

        The Compensation Committee's primary goal is to align compensation with the Company's business objectives and performance. The Company aims to attract, retain and reward executive officers and other key employees who contribute to long-term shareholder value. To establish the relationship between executive compensation and the creation of shareholder value, the Company has adopted a total compensation package comprised of base salary, bonus, and stock option awards. Key elements of this compensation philosophy are:

  •
  the Company pays competitively relative to leading banking companies with which the Company competes for talent;

  •
  the Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels; and

  •
  the Company provides significant equity-based incentives for executives and other key employees to ensure that those individuals are motivated over the long term to respond to the Company's business challenges and opportunities as owners, not just as employees.

Compensation Program

        The Company's executive compensation program has three major components, each of which is intended to attract, retain and motivate executive officers consistent with the philosophy set forth above. The Company considers these components of compensation individually, as well as collectively, in determining total compensation for executive officers.

  Base Salary

        Each year the Compensation Committee has established base salaries for individual executive officers, consistent with the parameters set forth in each individual executive officer's employment agreement, if any, and based upon other factors, including (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position, and (iii) performance judgments as to each individual's past and expected future contributions. The Compensation Committee has reviewed with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's officers other than the Chief Executive Officer. The Compensation Committee has reviewed and fixed the base salary of the Chief Executive Officer based on similar competitive compensation data and the Compensation Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

  Annual Cash (Short-Term) Incentives

        The Company has established a discretionary, annual cash incentive plan for its officers to provide a direct linkage between individual pay and accomplishing key annual corporate objectives. Target annual bonus awards are established for officers and other management employees, consistent with the parameters set forth in their respective employment agreements, if any.

        In establishing the bonus amounts for 2004, the Compensation Committee considered the attainment of certain corporate earnings goals. The Compensation Committee also considered the performance of each officer in his or her respective areas of accountability and each officer's respective contribution to the Company's success. The major portion of each officer's annual performance bonus is based on attainment of the overall corporate earnings goals, which are determined at the beginning of the year.

        The bonus award paid to the executive officers was based on the Company's performance goals, determined by the Compensation Committee at fiscal year 2004, as adjusted upward or downward based on certain criteria established by the Compensation Committee.

  Equity-Based Incentive Compensation

        Through stock option grants, executives receive significant equity incentives to build long-term shareholder value. With respect to incentive stock options, the exercise price of such options granted under the Plan is 100% of the fair market value of the underlying stock on the date of grant, and with respect to non-qualified stock options, the exercise price of such options granted under the Plan is no less than 100% of the fair market value of the underlying stock on the date of grant. Employees receive value from these grants only if the value of the Company's common stock appreciates over the long term.

  Compliance with Internal Revenue Code Section 162(m)

        The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers named in the Summary Compensation Table, unless compensation is performance-based. Since the targeted cash compensation of each of the executive officers named in the Summary Compensation Table is well below the $1 million threshold and the Compensation Committee believes that any options granted under the Plan will meet the requirements of being performance-based under the transitional provisions provided in the regulations under Section 162(m), the Compensation Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws.

The Compensation Committee
Philip A. Wilheit William A. Foster, III Samuel L. Oliver Alan A. Wayne

        The foregoing report of the Compensation Committee shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        The following graph compares the Company's yearly percentage change in cumulative, five-year shareholder return with the Nasdaq Market (U.S.) Index, the Nasdaq Bank Stocks Index and the SNL Nasdaq Bank Index. The graph assumes that the value of the investment in the Company's common stock and in each index was $100 on December 31, 1999 and that all dividends were reinvested. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period.

	Period Ending
Index
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
GB&T Bancshares, Inc.	100.00	78.06	71.59	88.54	118.23	153.01
NASDAQ Composite	100.00	60.82	48.16	33.11	49.93	54.49
NASDAQ Bank Index*	100.00	114.23	123.68	126.65	162.92	186.45
SNL NASDAQ Bank Index	100.00	115.45	125.66	129.25	166.83	191.21

*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In the ordinary course of business, the Banks have and anticipate that they will continue to have transactions with various directors, officers, principal shareholders and their associates on substantially the same terms (including price, interest rates, collateral, and repayment terms) as those prevailing at the time for comparable transactions with unrelated parties. None of such banking transactions involve more than the normal risk of collectibility and do not present other unfavorable features to the Banks.

        Samuel L. Oliver, a director of the Company, is a partner in the law firm of Hulsey, Oliver & Mahar, LLP, Gainesville, Georgia, which firm served as legal counsel to the Company in 2004. It is anticipated that this firm will also provide legal services to the Company and the Banks during 2005.

AUDIT COMMITTEE REPORT

        The Audit Committee is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee acts under an amended and restated written charter, which was attached as Appendix A to the Proxy Statement for the 2004 annual meeting of shareholders and which is available on the Company's website at www.gbt.com under the heading "Investor Relations" and "Governance Documents". The Board of Directors, has determined that Messrs. Moore, Hewett, Wilheit and Darden are "independent" as defined in Rule 4200 of the Nasdaq Stock Market and in Rule 10A-3(b)(1) of the Exchange Act.

        Management is responsible for the Company's internal controls, financial reporting process, preparation of financial statements and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue an opinion as to the audited financial statements conformity to generally accepted accounting principles. The Audit Committee's responsibility is to monitor and oversee these processes and has the sole responsibility for the appointment, compensation and evaluation of the Company's independent accountants.

        Within this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC.

        The foregoing report has been furnished by the Audit Committee of the Board of Directors.

James H. Moore Bennie E. Hewett Philip A. Wilheit John W. Darden

        The foregoing report of the Audit Committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates the report by reference in any such document.

INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has appointed Mauldin & Jenkins, LLC as the Company's independent public accountants for the fiscal year ending December 31, 2005. M&J also acted in such capacity during the fiscal year ended December 31, 2004. M&J representatives will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

        The fees billed by M&J for fiscal years ended December 31, 2003 and 2004 were as follows:

	2003	2004
Audit fees(1)	$206,346	$320,407
Audit related fees(2)	$21,993	$10,408
Tax fees(3)	$34,954	$22,008
All other fees(4)	$0	$0

(1)
Includes professional services rendered for the audit of the Company's financial statements for the fiscal year and the reviews of the Company's financial statements included in the Company's Forms 10-Q filed during such fiscal year. In 2004, audit fees also included reviews of the Company's internal control over financial reports for purposes of section 404 of the Sarbanes-Oxley Act of 2002. Audit fees include attendance at Audit Committee meetings related to the audit or review, and consultation on audit and accounting matters arising during the course of such services, audit committee and management letter communications related to the audit or reviews. Audit fees also include fees for services provided in connection with regulatory filings, consents, and assistance with and review of documents filed with the SEC.

(2)
Audit-related fees were in connection with consultations concerning financial accounting and reporting standards, audits of employee benefit plans, Federal Home Loan Bank agreed-upon procedures, and services performed in connection with mergers or acquisitions.

(3)
Tax fees included fees for tax compliance, tax planning, tax advice, preparation of original and amended tax returns, claims for refunds, tax advice related to mergers and acquisitions, benefit plan tax preparation, and requests for rulings or technical advice from taxing authorities.

(4)
No fees were paid for services provided by M&J during 2003 and 2004 other than those described above.

Audit Committee Pre-Approval Policy

        Pursuant to the terms of the Company's Audit Committee charter, the Audit Committee is responsible for the appointment, compensation and oversight of the work performed by the Company's independent accountants. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and non-audit services performed by the independent accountants in order to assure that the provisions of such services does not impair the accountants' independence.

OTHER MATTERS

        At the time of the preparation of this Proxy Statement, the Company was not aware of any matters to be presented for action at the Annual Meeting other than the proposals referred to herein. If other matters are properly presented for action at the Annual Meeting, it is intended that the persons named as Proxies will vote or refrain from voting in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S
PROXY STATEMENT

        Proposals of shareholders intended to be presented at the Company's 2006 annual meeting of shareholders must be received by the Company by December 12, 2005 in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting. Such proposals should be directed to the attention of Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION
AT NEXT YEAR'S ANNUAL MEETING

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2006 annual meeting of shareholders, management will be able to vote proxies in its discretion if the Company: (i) receives notice of the proposal before the close of business on February 25, 2006, and advises shareholders in the 2006 proxy statement about the nature of the matter and how management intends to vote on such matter; or (ii) does not receive notice of the proposal prior to the close of business on February 25, 2006. Notices of intention to present proposals at the 2005 annual meeting of shareholders should be addressed to Alan A. Wayne, Secretary, GB&T Bancshares, Inc., P.O. Box 2760, Gainesville, Georgia 30503.

ANNUAL REPORTS

        Consolidated financial statements for the Company are included in the Annual Report on Form 10-K filed with the SEC, 450 Fifth Street, N.W., Washington, DC 20549, a copy of which is enclosed herewith. Additional copies of the 2004 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to GB&T Bancshares, Inc., Attention: Secretary, P.O. Box 2760, Gainesville, Georgia 30503. A copy of the 2004 Form 10-K is also available on the SEC's Internet site at http://www.sec.gov.

GB&T BANCSHARES, INC.
PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors of GB&T Bancshares, Inc.

        The undersigned shareholder hereby appoints Dr. John W. Darden and Mr. Alan A. Wayne, and each or either one of them with full power of substitution, as Proxies to represent and to vote, as designated below, all of the shares of common stock of GB&T Bancshares, Inc. (the "Company") held of record by the undersigned on March 22, 2005, at the Annual Meeting of Shareholders (the "2005 Annual Meeting") to be held at the GB&T Bancshares Operations Center at 1480 Jesse Jewell Parkway, Gainesville, Georgia, on Tuesday, May 17, 2005, at 5:00 p.m., local time, or any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING PROPOSAL:

1.
The proposal to reelect the following individuals (the "Nominees") to serve as members of the Company's Board of Directors until the 2006 Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified: Larry B. Boggs, Lowell S. (Casey) Cagle, Dr. John W. Darden, William A. Foster, III, Bennie E. Hewett, Richard A. Hunt, James L. Lester, John E. Mansour, Dr. T. Alan Maxwell, James H. Moore, Samuel L. Oliver, Alan A. Wayne, and Philip A. Wilheit.

Nominees:	Larry B. Boggs, Lowell S. (Casey) Cagle, Dr. John W. Darden, William A. Foster, III, Bennie E. Hewett, Richard A. Hunt, James L. Lester, John E. Mansour, Dr. T. Alan Maxwell, James H. Moore, Samuel L. Oliver, Alan A. Wayne, and Philip A. Wilheit.
☐	FOR all Nominees listed above (except Nominees as marked to the contrary below)	☐	Withhold authority to vote for all listed above

Instructions: To withhold authority to vote for any individual Nominee, write that Nominee's name in the following space provided:

2.
In their discretion, the Proxies are authorized to vote upon such of the matters as may properly come before the 2005 Annual Meeting or any adjournment or postponement thereof.

        This Proxy revokes all prior proxies with respect to the 2005 Annual Meeting and may be revoked prior to its exercise. No proposal is conditioned on or related to any other proposal.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE FIRST MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

DATED:
Signature
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE
Signature (if held jointly)

NOTE: If stock is held in the name of two or more persons, all must sign. When signing as attorney, trustee, administrator, executor or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer.

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PROXY STATEMENT
SOLICITATION OF PROXIES
REVOCATION OF PROXIES
VOTING AND OUTSTANDING STOCK
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
SHAREHOLDER RETURN PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
AUDIT COMMITTEE REPORT
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT
OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT YEAR'S ANNUAL MEETING
ANNUAL REPORTS
GB&T BANCSHARES, INC. PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS